                       CHASE MANHATTAN AUTO OWNER TRUST
                                SERIES 1998-A
                       STATEMENT TO CERTIFICATEHOLDERS

                     PERIOD 16                                    PAGE # 1
             DETERMINATION: 10-Jun-1999                   Beginning 5/1/99
              DISTRIBUTION: 15-Jun-1999                     Ending 5/31/99
                      TIME: 6/28/99 22:00

                              CLASS A-1 5.549% MONEY MARKET ASSET BACKED NOTES CLASS A-2 5.679% ASSET BACKED NOTES
                              CLASS A-3 5.700% ASSET BACKED NOTES
                              CLASS A-4 5.800% ASSET BACKED NOTES
                              CLASS B-1 6.000% ASSET BACKED CERTIFICATES



                          ORIG PRINCIPAL         BEG PRINCIPAL           PRINCIPAL            INTEREST           TOTAL
         CLASS               BALANCE                BALANCE            DISTRIBUTION         DISTRIBUTION      DISTRIBUTION


     A-1 Notes        $   238,000,000.00     $             0.00     $            0.00     $           0.00    $            0.00

     A-2 Notes        $   204,000,000.00     $    24,145,331.41     $   22,697,890.11     $     114,267.78    $   22,812,157.89

     A-3 Notes        $   294,000,000.00     $   294,000,000.00     $            0.00     $   1,396,500.00    $    1,396,500.00

     A-4 Notes        $   246,000,000.00     $   246,000,000.00     $            0.00     $   1,189,000.00    $    1,189,000.00

    NOTE TOTALS       $   982,000,000.00     $   564,145,331.41     $   22,697,890.11     $   2,699,767.78    $   25,397,657.89

        B-1           $    30,620,164.79     $    30,620,164.79     $            0.00     $     153,100.82    $      153,100.82
CERTIFICATE TOTALS    $    30,620,164.79     $    30,620,164.79     $            0.00     $     153,100.82    $      153,100.82
      TOTALS          $ 1,012,620,164.79     $   594,765,496.20     $   22,697,890.11     $   2,852,868.60    $   25,550,758.71





                             END PRINCIPAL
         CLASS                  BALANCE

     A-1 Notes               $             0.00

     A-2 Notes               $     1,447,441.30

     A-3 Notes               $   294,000,000.00

     A-4 Notes               $   246,000,000.00

    NOTE TOTALS              $   541,447,441.30

        B-1                  $    30,620,164.79
CERTIFICATE TOTALS           $    30,620,164.79
      TOTALS                 $   572,067,606.09







                         FACTOR INFORMATION PER $1,000


                                        PRINCIPAL              INTEREST            END PRINCIPAL
           CLASS                       DISTRIBUTION          DISTRIBUTION             BALANCE
           -----                       ------------          ------------             -------

            A-1                         0.00000000            0.00000000            0.00000000

            A-2                       111.26416721            0.56013618            7.09530049

            A-3                         0.00000000            4.75000000        1,000.00000000

            A-4                         0.00000000            4.83333333        1,000.00000000

       Notes Totals                    23.11394105            2.74925436          551.37213982

            B-1                         0.00000000            4.99999987        1,000.00000000
    Certificate Totals                  0.00000000            4.99999987        1,000.00000000
          TOTALS                       22.41500900            2.81731364          564.93799549





                                       IF THERE ARE ANY QUESTIONS OR COMMENTS,
                                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW




                                               KIM COSTA
                                               THE CHASE MANHATTAN BANK - ASPG
                                               450 WEST 33RD STREET, 15TH FLOOR
                                               NEW YORK, NEW YORK 10001
                                               (212) 946-3247

                       CHASE MANHATTAN AUTO OWNER TRUST
                                 SERIES 1998-A
                        STATEMENT TO CERTIFICATEHOLDERS

                 PERIOD 16                                    PAGE     # 2
         DETERMINATION: 10-Jun-1999                         Beginning 5/1/99
          DISTRIBUTION: 15-Jun-1999                           Ending 5/31/99
                  TIME: 6/28/99 22:00



                                                                                                                  per $1000

Section 5.8 (iii)       Servicing Fee                                                      $495,637.91           0.48946083


Section 5.8 (iv)        Administration Fee                                                   $1,000.00           0.00098754


Section 5.8 (vi)        Pool Balance at the end of the Collection Period               $572,067,606.09


Section 5.8 (vii)       Repurchase Amounts for Repurchased Receivable
                                           By Seller                                             $0.00
                                           By Servicer                                     $133,144.16
                                           TOTAL                                           $133,144.16

Section 5.8 (viii)      Realized Net Losses for Collection Period                          $280,301.80


Section 5.8 (ix)        Reserve Account Balance after Disbursement                      $17,162,028.18


Section 5.8 (x)         Specified Reserve Account Balance                               $17,162,028.18


Section 5.8 (xi)        Total Distribution Amount                                       $26,669,113.14

                                    Servicing Fee                                          $495,637.91
                                    Administrative Fee                                       $1,000.00
                                    Noteholders' Distribution Amount                    $25,397,657.89
                                    Certificateholders' Distribution Amount                $153,100.82
                                    Deposit to Reserve Account                             $621,716.52




Section 5.8 (xii)       Noteholders' Distributable Amount


-----------------------------------------------------------------------------------------------------------------------------
Class       Principal           Interest         Total         Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
-----------------------------------------------------------------------------------------------------------------------------

 A-1             $0.00              $0.00            $0.00           0.00000000          0.00000000               0.00000000
 A-2    $22,697,890.11        $114,267.78   $22,812,157.89         111.26416721          0.56013618             111.82430338
 A-3             $0.00      $1,396,500.00    $1,396,500.00           0.00000000          4.75000000               4.75000000
 A-4             $0.00      $1,189,000.00    $1,189,000.00           0.00000000          4.83333333               4.83333333
-----------------------------------------------------------------------------------------------------------------------------
Total   $22,697,890.11      $2,699,767.78   $25,397,657.89          23.11394105          2.74925436              25.86319541
-----------------------------------------------------------------------------------------------------------------------------





Section 5.8 (xiii)      Certificateholders' Distributable Amount


-------------------------------------------------------------------------------------------------------------------------------
Class    Principal        Interest              Total         Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
-------------------------------------------------------------------------------------------------------------------------------

 B-1      $0.00        $153,100.82           $153,100.82           0.00000000          4.99999987               4.99999987
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Total     $0.00        $153,100.82           $153,100.82           0.00000000          4.99999987               4.99999987
---------------------------------------------------------------------------------------------------------------------------

Section 5.8 (xiv)       Reserve Fund Transfer Amount                 $621,716.52